EXHIBIT 99.1

Press Release, dated April 29, 2003, issued by Axeda Systems Inc. announcing its financial results for the first quarter of 2003.

Investor Contacts:
Idalia Rodriguez
Axeda Systems Inc.
+1 (610) 407-7345
Investor_Relations@axeda.com

Press Contacts:
Lisa-Marie Barker
Axeda Systems Inc.
+1 (508) 337-9200
lbarker@axeda.com

                  AXEDA SYSTEMS INC. REPORTS 2003 FIRST QUARTER
                                FINANCIAL RESULTS
    DRM Revenues up 22%, Pre-tax Loss Reduced by 52% From First Quarter 2002

Mansfield, MA - April 29 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for the quarter ended March 31, 2003.

Total revenues for the quarter ended March 31, 2003 were $3.4 million, and in line with the Company's stated guidance provided in February. Revenues from sales of DRM systems for the first quarter of 2003 increased by 22% from the previous year. Total revenues for the first quarter of 2002 were $4.6 million; the decrease in revenues is related to the Company's exit from its digital media business and lower hardware sales (decreases of $0.9 million each). The Company came in ahead of its net loss projections at $(4.8) million or $(0.18) per share, including $0.5 million in restructuring costs, compared to the guidance range of $(5.0) to $(5.7) million. This compares to a net loss of $(9.1) million or $(0.34) per share for the first quarter of 2002.

Pro forma net loss for the first quarter of 2003 was $(4.2) million or $(0.15) per share compared to a pro forma net loss of $(7.3) million or $(0.27) per share for the comparable quarter of 2002. Pro forma results for both periods exclude non-cash charges of depreciation, amortization, and compensation related to stock options and warrants. A table reconciling this non-GAAP financial measure to the most directly comparable GAAP measure is included in the attachments to this press release.

"Despite a capital spending environment that forced many enterprise software companies to pre-announce disappointing results, we were able to deliver results in line with our guidance. We continued to grow the business and delivered major enhancements to what is already the most comprehensive suite of Device Relationship Management products on the market," stated Robert M. Russell Jr., Axeda chairman and CEO. "We remain committed to closely managing our cost structure as we grow revenues throughout 2003. Our strong market leadership position, demonstrated customer satisfaction, and continued product innovation are vital to Axeda's growth and profitability."

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

Business Highlights
The following highlights were announced since Axeda Systems' last financial results report:

April 14 - Axeda unveiled the Axeda Policy Manager(TM) application, a new customer security component of its Axeda DRM(TM) System that allows authorized security personnel at customer sites to establish and enforce security and privacy policies relating to data transfer and remote operation for all devices under management, helping to accelerate the customer adoption of DRM.

April 10 - The Water Service, an executive agency of the Department for
Regional Development (DRD) of Northern Ireland, licensed Axeda Supervisor(TM), a component of the Axeda DRM(TM) System. The Water Service, which is responsible for water quality for all of Northern Ireland, will utilize Axeda Supervisor to enable the real-time, secure monitoring, and automation of its vital water treatment plants.

April 7 - Axeda announced it would deliver a joint presentation with its customer Network Appliance, a leading provider of enterprise network storage solutions, at the key industry event Storage Networking World 2003, and describe how device relationship management is changing the storage market with new approaches to proactive customer service.

March 24 - Agrex Inc., one of Japan's major information technology system solution providers, entered into a reseller agreement to offer the Axeda DRM(TM) System as part of their comprehensive solutions offering. Agrex will sell and support the Axeda DRM System and provide related implementation, system integration, and service offerings to their customers in multiple Japanese markets, including high technology, equipment, medical instruments, and industrial machines.

March 11 - Axeda presented and held educational sessions on how DRM is fundamentally changing the service world at the Association for Services Management International (AFSMI) regional events.

March 10 - Axeda unveiled new interactive remote diagnostics capabilities for best in class service organizations as part of its Axeda Service(TM) application. Axeda Service is a comprehensive software application that allows service and support personnel to remotely identify, diagnose, and repair problems with intelligent devices deployed at customer sites.

February 25 - Axeda extends its Axeda Access(TM) application to provide remote access to client-server, web browser and terminal-based device interfaces. This allows service and support personnel to use the Internet to securely connect to applications behind customer firewalls to remotely access and administer customer devices and software applications.

February 20 - Axeda showcases the latest in wireless DRM Technology with Nokia M2M. The exclusive demonstration to conference attendees at the M2M Peak Summit Partner meeting in Finland, illustrated how the Axeda DRM System(TM) works together with the Nokia M2M Platform.

Business Outlook
The Company continues to aggressively manage its costs to ensure that its expenses are in line with its revenue projections and cash position. The Company is re-affirming its prior guidance for 2003, forecasting revenues of $16.2 - $20.5 million. See attached table for additional calendar year guidance.

Financial Results Conference Call Information
Investors may access the Company's conference call to discuss financial results on Tuesday, April 29 5:30 p.m. Eastern Time. The call will be available live at http://www.axeda.com/q1earnings or via dial in to 800-627-7382. A web replay of the call will be available at http://www.axeda.com/q1earnings immediately following the call. A digital recording will be available two hours after the completion of the conference until May 15, 2003, at 706-645-9291, Conference ID:
9666090.

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

About Axeda
Axeda Systems Inc. (NASDAQ: XEDA) is the world's leading provider of device relationship management (DRM) enterprise software and services. Axeda helps businesses become more competitive by using the Internet to extract real-time information hidden in their intelligent devices. The Company's flagship product, the Axeda Device Relationship Management System(TM), is a distributed software solution that lets businesses remotely monitor, manage and service intelligent devices, deployed around the world, allowing them to optimize their service, development, sales and manufacturing operations. Axeda customers are Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Printer and Copier, Industrial and Building Automation Equipment. Axeda has sales and service offices in the US, Europe and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

About Device Relationship Management
Today's "intelligent" devices - such as medical instruments, computers and storage systems, printers and copiers, energy systems, building control units, and industrial equipment - are an important new source of business information. Device Relationship Management (DRM) systems allow companies to tap into valuable device performance and usage information any time, anywhere. Pioneered by Axeda, DRM technology provides a distributed information management system that leverages the Internet to allow timely, accurate and unbiased information to be communicated directly and automatically between intelligent devices, wherever they are deployed around the world, and service personnel or enterprise business systems. DRM helps turn reactive businesses into proactive businesses operating with increased efficiency at lower costs and generating new sources of revenue, with an ROI that is often measured in months.

This press release contains certain forward-looking statements that are intended to be covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial results for 2003, reductions in operating expenses, and our growing leadership position in the DRM market, among others. Such statements are based on current expectations of future events that involve a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, but are not limited to: our ability to become profitable; future expenses; future results of operations; uncertainties in the market for DRM solutions and the potential for growth in the DRM market; our ability to raise capital; the potential for NASDAQ delisting if the trading price of our stock remains below $1.00; declining sales of our legacy products; the current economic slowdown and our dependence on the cyclical software industry; present and future competition; our ability to manage technological change and respond to evolving industry standards; our ability to manage growth and attract and retain additional personnel; the long sales cycle for DRM solutions; our customers' ability to implement or integrate our DRM solutions successfully and in a timely fashion, receive expected functionality and performance, or achieve benefits attributable to our DRM solutions; limited distribution channels; dependence on strategic partners; the difficulty of protecting proprietary rights; the potential for defects in products; claims for damages asserted against us; and risks from international operations. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks and other factors. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Investors are advised to read Axeda Systems' Annual Report on Form 10-K, quarterly reports on Form 10-Q, particularly those sections entitled "Factors That May Affect Future Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or otherwise release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(C) 2003 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Enterprise, Axeda Software Management, Axeda Supervisor, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. DRM Leadership Alliance, DRM Leadership Forum, DRM Leadership Council, and DRM Integration Program are service marks of Axeda Systems. The Axeda logo and stylized bitstream design are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

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


                               Axeda Systems Inc.
--------------------------------------------------------------------------------
                      Guidance to the Investment Community
--------------------------------------------------------------------------------
                     In millions, except per share amounts
--------------------------------------------------------------------------------
                                           Actual               Low - High
                                          Q1 2003                2003 est.
--------------------------------------------------------------------------------

Revenues                                  $   3.4            $ 16.2 - $ 20.5
----------------------------------------============         ================

Net GAAP loss                             $ (4.8)            $(10.5) - $(13.8)
----------------------------------------============         =================
Non-cash expenses (depreciation,
amortization and stock-based
compensation)                             $  0.6                $3.0 - $3.2
----------------------------------------============         =================
Pro forma net loss (1)                    $ (4.2)             $(7.3) - $(10.8)
----------------------------------------============         =================

(1) Pro forma net loss excludes depreciation, amortization of intangible assets and stock-based compensation.
--------------------------------------------------------------------------------

Note 1: This table is provided because the Company believes that pro forma net loss is an additional meaningful measure of our operating performance. Management believes that pro forma net loss is a useful indicator of the Company's ongoing operating performance, and a tool that can provide meaningful insight into financial performance. This information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America ("GAAP").





                                                               ###

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

AXEDA SYSTEMS INC.  AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)


                                                                  March 31,               December 31,
                                                                     2003                     2002
                                                               -----------------      ---------------------
                                                                 (unaudited)
Current assets:
Cash and cash equivalents                                             $  12,057                  $  19,065
Accounts receivable, net                                                  2,862                      3,305
Prepaid expenses and other current assets                                 1,066                        973
                                                               -----------------      ---------------------
Total current assets                                                     15,985                     23,343
                                                               -----------------      ---------------------

Furniture and equipment, net                                              2,832                      3,111
Goodwill                                                                  3,640                      3,651
Identifiable intangible assets, net                                       1,920                      2,087
Other assets                                                                336                        321
                                                               -----------------      ---------------------
Total assets                                                          $  24,713                  $  32,513
                                                               =================      =====================

Current liabilities:
 Current portion of notes payable                                    $     184                    $    238
 Accounts payable                                                        2,175                       2,448
 Accrued expenses                                                        5,345                       8,015
 Income taxes payable                                                      673                         616
 Deferred revenue                                                          701                       1,078
                                                               -----------------      ---------------------
Total current liabilities                                                 9,078                     12,395
                                                               -----------------      ---------------------

Non-current liabilities:
Notes payable, less current portion                                          14                         14
Other non-current liabilities                                               965                      1,032
                                                               -----------------      ---------------------
Total liabilities                                                        10,057                     13,441

Total stockholders' equity                                               14,656                     19,072
                                                               -----------------      ---------------------
Total liabilities and stockholders' equity                            $  24,713                  $  32,513
                                                               =================      =====================



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

AXEDA SYSTEMS INC.  AND SUBSIDIARIES
--------------------------------------------------------------------------------
Consolidated Statements of Operations
--------------------------------------------------------------------------------
(In thousands,  except per share amounts)
--------------------------------------------------------------------------------
                                                 Three Months Ended
--------------------------------------------------------------------------------
                                                     March 31,
--------------------------------------------------------------------------------
                                                  2003               2002
                                                 -------           --------
                                                        (unaudited)
--------------------------------------------------------------------------------
Revenues:
License                                         $  2,317           $  3,040
Services and maintenance                             963                543
Hardware                                            137              1,057
                                                    ---              -----

Total revenues                                    3,417              4,640
                                                  -----              -----
Cost of revenues:
License                                              511              1,035
Services and maintenance                           1,012                717
Hardware                                               -              1,009
Software amortization                               157                529
                                                    ---                ---

Total cost of revenues                            1,680              3,290
                                                  -----              -----

Gross profit                                      1,737              1,350
                                                  -----              -----
Operating expenses:
Research and development
Non-cash compensation                                 28                 64
Other research and development expense             1,714              2,232

Sales and marketing
Non-cash compensation                                 11                 19
Other selling and marketing expense                2,505              4,802

General and administrative
Non-cash compensation                                103                860
Other general and administrative expense           2,561              3,063
Depreciation and amortization                       308                310
                                                    ---                ---

Total operating expenses                          7,230             11,350
                                                  -----             ------

Operating loss                                   (5,493)           (10,000)

Other income (expense):
Gains on disposals of assets                         743                  -
Other income (expense), net                         (18)                  -
Interest income (expense), net                       31                220
                                                     --                ---

Loss before income taxes (benefit)               (4,737)            (9,780)

Provision for income taxes (benefit)                 50               (668)
                                                     --               ----

Net loss                                      $  (4,787)          $ (9,112)
                                              =========           ========

Basic net loss per weighted average
 common share outstanding                    $  (0.18)          $  (0.34)
                                             ========           ========

Diluted net loss per weighted average
 common share outstanding                    $  (0.18)          $  (0.34)
                                             ========           ========

SHARES
--------------------------------------------------------------------------------
Weighted average number of common shares
 outstanding used in calculation of
 basic net loss per share                  27,203                  26,789
                                           ======                  ======

Weighted average number of common shares
 outstanding used in calculation of
 diluted net loss per share               27,203                  26,789
                                          ======                  ======


Pro forma net loss                      $  (4,180)                $ (7,330)
                                        =========                 ========

Basic pro forma net loss per weighted
 average common shareoutstanding        $  (0.15)                $  (0.27)
                                        ========                 ========


Note 1: This table is provided because the Company believes that pro forma net loss is an additional meaningful measure of our operating performance. Management believes that pro forma net loss is a useful indicator of the Company's ongoing operating performance, and a tool that can provide meaningful insight into financial performance. This information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America ("GAAP").

--------------------------------------------------------------------------------
Pro Forma Calculations:
--------------------------------------------------------------------------------
Net loss                               $  (4,787)            $ (9,112)
Depreciation and amortization                 465                  839
Stock-based compensation                     142                  943
                                             ---                  ---
Pro forma net loss                     $  (4,180)            $ (7,330)
                                       =========             ========

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